As filed with the Securities and Exchange Commission on September 7, 2006

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVOCENT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	4991 Corporate Drive Huntsville, Alabama 35805 (256) 430-4000	91-2032368
(State of incorporation)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)

2005 Equity Incentive Plan
(Full title of the plan)

Samuel F. Saracino, Esq.
Executive Vice President of Legal and Corporate Affairs,
General Counsel, and Secretary

9911 Willows Road N.E.

Redmond, Washington 98052

(425) 861-5858
(Name, address, and telephone number of agent for service)

Copy to:

Patrick J. Schultheis, Esq.

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

701 Fifth Avenue, Suite 5100

Seattle, Washington 98104-7036

(206) 883-2500

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock ($0.001 par value) issuable pursuant to Avocent Corporation’s 2005 Equity Incentive Plan	2,250,000 shares	$28.57	$64,282,500	$6,878.23

(1)   This registration statement shall also cover any additional shares of Avocent Corporation common stock that become issuable under the 2005 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of common stock.

(2)   Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Stock Market on September 5, 2006.

REGISTRATION STATEMENT ON FORM S-8

Registration of Additional Securities

The contents of the Registrant’s registration statement on Form S-8 as filed with the Securities and Exchange Commission on August 10, 2005 (File No. 333-127401) are incorporated herein by reference.  Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in such prior Form S-8.

In accordance with General Instruction E to Form S-8, the Registrant is registering 2,250,000 shares of its common stock pursuant to this registration statement, all of which are reserved for issuance under the 2005 Equity Incentive Plan. Under the prior Form S-8, the Registrant registered a total of 3,714,327 shares of its common stock that had been or were eligible to be issued under the 2005 Equity Incentive Plan.

Item 8.           Exhibits.

Exhibit Number	Description
4.1	Avocent Corporation’s 2005 Equity Incentive Plan (incorporated by reference to the Registrant’s Proxy Statement on Schedule 14A filed April 29, 2005).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on September 7, 2006.

AVOCENT CORPORATION

By:	/s/ Samuel F. Saracino
Samuel F. Saracino
Executive Vice President of Legal and Corporate Affairs, General Counsel, and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel F. Saracino, Edward H. Blankenship and Doyle C. Weeks and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John R. Cooper	Chief Executive Officer and Chairman of the Board	September 7, 2006
John R. Cooper	of Directors (Principal Executive Officer)

	Senior Vice President of Finance, Chief Financial	September 7, 2006
/s/ Edward H. Blankenship	Officer, Treasurer, and Assistant Secretary (Principal
Edward H. Blankenship	Financial Officer and Principal Accounting Officer)

/s/ Harold D. Copperman	Director	September 7, 2006
Harold D. Copperman

/s/ Francis A. Dramis, Jr.	Director	September 7, 2006
Francis A. Dramis, Jr.

/s/ Edwin L. Harper	Director	September 7, 2006
Edwin L. Harper

/s/ William H. McAleer	Director	September 7, 2006
William H. McAleer

/s/ Stephen F. Thornton	Director	September 7, 2006
Stephen F. Thornton

/s/ David P. Vieau	Director	September 7, 2006
David P. Vieau

/s/ Doyle C. Weeks	President and Director	September 7, 2006
Doyle C. Weeks

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